Upland Software Reports Third Quarter 2015 Results and Announces Acquisition of Ultriva
--Acquisition Adds Cloud-Based Manufacturing and Supply Chain Work Management to Upland’s Product Family--

AUSTIN, Texas, November 16, 2015 /PRNewswire/ -- Upland Software, Inc. (NASDAQ: UPLD), a leader in cloud-based Enterprise Work Management applications, today reported its financial results for the third quarter ended September 30, 2015. Upland also announced the acquisition of Ultriva, Inc. Ultriva offers a suite of cloud-based applications that allow manufacturing companies to collaborate with their customers, plants, and suppliers to streamline and optimize material flows.
Third Quarter 2015 Financial Highlights

•
Total revenue was $17.1 million, an increase of 5% from total revenue of $16.3 million in the third quarter of 2014. Total revenue was $17.4 million on a constant currency basis with the second quarter of 2015, and total revenue was $18.1 million on a constant currency basis with the third quarter of 2014 representing year-over-year growth of 11%.

•
Subscription and support revenue was $14.1 million, an increase of 14% from subscription and support revenue of $12.4 million in the third quarter of 2014. Subscription and support revenue was $14.4 million on a constant currency basis with the second quarter of 2015, and subscription and support revenue was $14.9 million on a constant currency basis with the third quarter of 2014, representing year-over-year growth of 20%.

•
GAAP net loss was $2.3 million, or a loss of $0.16 per diluted share, compared to GAAP net loss of $3.3 million, or a loss of $0.22 per diluted share, in the second quarter of 2015, and compared to GAAP net loss of $2.4 million, or a loss of $0.80 per diluted share, with the third quarter of 2014.

•	Non-GAAP net income was $0.0 million, or $0.00 per diluted share, compared to non-GAAP net loss of $0.9 million, or a loss of $0.25 per diluted share, in the third quarter of 2014.

•
Adjusted EBITDA was $1.1 million, compared to $0.7 million in the second quarter of 2015, representing quarterly sequential growth of 58%, and compared to $0.5 million in the third quarter of 2014, representing year-over-year growth of 94%.

•	Cash on hand as of the end of the third quarter was $28.7 million.
"We are pleased to announce strong Q3 results, including record quarterly Adjusted EBITDA since becoming a public company, and to welcome Ultriva to the Upland family of products," said Jack McDonald, chairman and CEO of Upland Software. "With our healthy capital resources and robust acquisition pipeline, we remain committed to growing through strategic acquisitions and expanding our Adjusted EBITDA margins.”
"Our Q3 results demonstrate that we have more than tripled Adjusted EBITDA since Q1, which was our first full quarter as a public company,” said Mike Hill, CFO of Upland Software. “Moreover, we have guided to record Adjusted EBITDA in Q4 at the midpoint."
Acquisition of Ultriva and Recent Business Highlights
With the acquisition of Ultriva, Upland’s ninth in four years, Upland broadens its Enterprise Work Management offerings by adding a suite of cloud-based applications that allow manufacturing companies to collaborate with their customers, plants, and suppliers to streamline and optimize material flows. Ultriva Lean Suite is a single source for supply chain communication, providing a basis for multi-enterprise, multi-tier, end-to-end supply chain collaboration. It includes four modules: Collaborative Supply Portal, Lean Factory Management, Collaborative Demand Portal, and the Inventory Optimization Tool. Ultriva Lean Suite can be deployed individually or as a fully integrated solution that provides end-to-end supply chain visibility, collaboration, and execution tools.
“Ultriva adds an exceptional built-for-purpose suite of products to our family of cloud-based Enterprise Work Management applications and represents the latest step in our commitment as a global leader in this category,” said Tim Mattox, president and COO of Upland Software. "We look forward to enhancing the already impressive outcomes that the Ultriva team delivers to its enterprise customers."
“This is a very important milestone for our product and technology vision,” said Narayan Laksham, founder and CEO of Ultriva. “In combining Upland's enterprise level capabilities and the passion for customer experience that both companies share, we see significant value in this acquisition for our customers, prospects, and team members."

In other recent highlights, Upland entered into a strategic partnership with Dell Boomi to significantly expand and enhance the integration capabilities of the Upland family of products to one another and to third party products. For more information about Upland's partnership with Dell Boomi, visit: http://uplandsoftware.com/press-releases/.
Business Outlook
For the quarter ending December 31, 2015, Upland's year-over-year constant currency total revenue guidance is in the range of $17.6 million to $18.6 million, or growth of 10% at the mid-point over the quarter ended December 31, 2014, and reported total revenue guidance is in the range of $16.6 million to $17.6 million, or growth of 4% at the mid-point over the quarter ended December 31, 2014, based on third quarter 2015 foreign currency exchange rates. Adjusted EBITDA guidance is in the range of $1.4 million to $2.0 million, or Adjusted EBITDA margin of 10% of total revenue at the mid-point for the same period.

For the full year ending December 31, 2015, Upland’s constant currency total revenue guidance is in the range of $72.1 million to $73.1 million, or growth of 12% at the mid-point over the full year ended December 31, 2014, and reported total revenue guidance is in the range of $68.9 million to $69.9 million, or growth of 7% at the mid-point over the full year ended December 31, 2014. For the full year ending December 31, 2015, Upland’s Adjusted EBITDA guidance to be in the range of $3.5 million to $4.1 million, or Adjusted EBITDA margin of 5% of total revenue at the mid-point for the same period.
Conference Call Details
Upland's executive team will host a live conference call and webcast at 5:00 p.m. Eastern Time today to review the financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 77235695. The conference call will be simultaneously webcast on Upland's investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland's financial and operating results. Accordingly, we draw your attention to our advisory regarding forward-looking statements below and as presented at the outset of the conference call.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com. A replay of the conference call will be available as of 8:30 p.m. Eastern Time on November 16, 2015 through 11:59 p.m. Eastern Time on December 1, 2015 at investor.uplandsoftware.com.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications connects people through technology, automates the flow of work and brings visibility to all aspects of organizations. With more than 1,600 customers and over 225,000 users around the world at the beginning of 2015, Upland Software solutions help teams in IT, marketing, finance, professional services, manufacturing, and process excellence run their operations smoothly, adapt to change quickly, and achieve better results every day. To learn more, visit www.uplandsoftware.com.
About Ultriva
Ultriva’s cloud-based platform seamlessly integrates with leading ERP and MRP systems, to deliver an end-to-end pull-based replenishment solution. Based in Cupertino, CA, Ultriva implements a global demand-driven manufacturing model by providing full visibility, scheduling, and production sequencing of customer orders. Ultriva was named one of the Great Supply Chain Projects of 2014 by Supply & Demand Chain Executive magazine and its blog was recently named one of 50 Best Supply Chain Blogs of 2014 by SupplyChainOpz. To learn more, visit www.ultriva.com.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, and constant currency revenue.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
Upland defines Adjusted EBITDA as net loss, calculated in accordance with GAAP, plus discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, and non-recurring litigation expenses.
Upland defines non-GAAP net income (loss) as its net income (loss), plus the impact of amortization of purchased intangible assets, amortization debt discount, adjustments to original acquisition-based purchase accounting, stock-based compensation expenses, third party acquisition-related costs, non-recurring litigation expenses, and the related tax effect of the adjustments above.
Upland defines constant currency revenue as reported revenue adjusted for foreign currency exchange rates. In order to compute constant currency revenue, Upland converts the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The foreign exchange impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
Upland's revenue guidance excludes the impact of reductions due to deferred revenue discounts as a result of GAAP purchase accounting adjustments related to the acquisition of Ultriva, Inc. in the fourth quarter of 2015. Upland estimates the total amount of any such adjustments in the fourth quarter of 2015 to be less than $200 thousand.
Forward-looking Statements
This press release contains forward-looking statements which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for Enterprise Work Management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K, filed with the SEC on March 31, 2015, and our recent Quarterly Report on Form 10-Q filed with the SEC on August 14, 2015. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland’s views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
Upland Software
512.960.1031
investor-relations@uplandsoftware.com

Media Contact:
Leslie Canter
Upland Software
512.960.1028
media@uplandsoftware.com

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Subscription and support	$14,129	12,368	$42,474	$35,910
Perpetual license	540	850	2,197	1,947
Total product revenue	14,669	13,218	44,671	37,857
Professional services	2,436	3,057	7,640	10,242
Total revenue	17,105	16,275	52,311	48,099
Cost of revenue:
Subscription and support	4,771	3,488	14,344	10,092
Professional services	1,677	2,305	5,317	7,042
Total cost of revenue	6,448	5,793	19,661	17,134
Gross profit	10,657	10,482	32,650	30,965
Operating expenses:
Sales and marketing	2,929	3,767	9,907	10,918
Research and development	3,852	3,793	11,930	22,186
Refundable Canadian tax credits	(115)	(138)	(358)	(412)
General and administrative	4,494	3,555	14,327	9,231
Depreciation and amortization	1,130	1,067	3,207	3,188
Acquisition-related expenses	176	108	1,081	629
Total operating expenses	12,466	12,152	40,094	45,740
Loss from operations	(1,809)	(1,670)	(7,444)	(14,775)
Other expense:
Interest expense, net	(462)	(397)	(1,385)	(1,231)
Other expense, net	137	60	(387)	(308)
Total other expense	(325)	(337)	(1,772)	(1,539)
Loss before provision for income taxes	(2,134)	(2,007)	(9,216)	(16,314)
Provision for income taxes	(190)	(438)	(185)	(1,128)
Loss from operations	(2,324)	(2,445)	(9,401)	(17,442)
Loss from discontinued operations	—	—	—	—
Net loss	$(2,324)	(2,445)	$(9,401)	$(17,442)
Preferred stock dividends and accretion	—	(445)	—	(1,320)
Net loss attributable to common shareholders	$(2,324)	(2,890)	$(9,401)	$(18,762)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.16)	$(0.80)	$(0.63)	$(5.60)
Income (loss) from discontinued operations per common share, basic and diluted	$—	$—	$—	$—
Net loss per common share, basic and diluted	$(0.16)	$(0.80)	$(0.63)	$(5.60)
Weighted-average common shares outstanding, basic and diluted	14,934,796	3,610,459	14,882,893	3,350,786

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$28,694	$30,988
Accounts receivable, net of allowance	10,433	14,559
Prepaid and other	1,778	2,069
Total current assets	40,905	47,616
Canadian tax credits receivable	2,167	3,959
Property and equipment, net	4,507	3,930
Intangible assets, net	29,972	34,751
Goodwill	43,098	45,146
Other assets	368	364
Total assets	$121,017	$135,766
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,241	$2,258
Accrued compensation	3,064	2,372
Accrued expenses and other	3,111	4,304
Deferred revenue	18,749	21,182
Due to seller	1,898	4,365
Current maturities of notes payable	1,495	10,964
Total current liabilities	30,558	45,445
Commitments and contingencies (Note 9)
Canadian tax credit liability to sellers	452	1,616
Notes payable, less current maturities	22,624	12,407
Deferred revenue	21	194
Noncurrent deferred tax liability, net	2,712	3,006
Other long-term liabilities	1,847	1,701
Total liabilities	58,214	64,369
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	110,389	108,337
Accumulated other comprehensive loss	(2,961)	(1,716)
Accumulated deficit	(44,627)	(35,226)
Total stockholders’ equity	62,803	71,397
Total liabilities and stockholders’ equity	$121,017	$135,766

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2015	2014
Operating activities:
Net loss	$(9,401)	$(17,442)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,077	5,463
Deferred income taxes	450	52
Foreign currency re-measurement loss	779	—
Non-cash interest and other expense	312	519
Non-cash stock compensation expense	1,990	617
Stock-based compensation—related party vendor	—	11,220
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	3,689	(3,487)
Prepaids and other	1,097	(3,643)
Accounts payable	40	3,545
Accrued expenses and other liabilities	(2,069)	250
Deferred revenue	(1,293)	3,574
Net cash provided by operating activities	1,671	668
Investing activities:
Purchase of property and equipment	(461)	(544)
Purchase of customer relationships	(372)	—
Purchase business combinations, net of cash acquired	(2,714)	—
Net cash used in investing activities	(3,547)	(544)
Financing activities:
Payments on capital leases	(767)	(384)
Proceeds from notes payable, net of issuance costs	24,088	2,700
Payments on notes payable	(23,592)	(3,753)
Issuance costs	—	(97)
Issuance of common stock, net of issuance costs	62	—
Additional consideration paid to sellers of businesses	(9)	—
Net cash used in financing activities	(218)	(1,534)
Effect of exchange rate fluctuations on cash	(200)	(103)
Change in cash and cash equivalents	(2,294)	(1,513)
Cash and cash equivalents, beginning of period	30,988	4,703
Cash and cash equivalents, end of period	$28,694	$3,190

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Net loss to Adjusted EBITDA:
Net Loss	$(2,324)	$(2,445)	$(9,401)	$(17,442)
Depreciation and amortization expense	2,037	1,858	6,077	5,463
Interest expense, net	462	397	1,385	1,231
Other expense (income), net	(137)	(60)	387	308
Provision for income taxes	190	438	185	1,128
Stock-based compensation expense	655	250	1,990	617
Acquisition-related expense	176	108	1,081	629
Stock-based compensation expense --- related party vendor	—	—	—	11,220
Non-recurring litigation expense	—	—	371	—
Adjusted EBITDA	$1,059	$546	$2,075	$3,154

Total Revenue	$17,105	$16,275	$52,311	$48,099
Adjusted EBITDA margin	6%	3%	4%	7%

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income (Loss) and Non-GAAP Diluted EPS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Non-GAAP net income (loss):
Net loss	$(2,324)	$(2,445)	$(9,401)	$(17,442)
Add:
Stock-based compensation expense	655	250	1,990	617
Amortization of purchased intangibles	1,535	1,275	4,451	3,820
Amortization of debt discount	66		99
Acquisition-related expense	176	108	1,081	629
Stock-based compensation expense --- related party vendor	—	—	—	11,220
Non-recurring litigation expense	—	—	371	—
Tax effect on non-GAAP adjustments above	(81)	(73)	(291)	(220)
Non-GAAP net income (loss)	$27	$(885)	$(1,700)	$(1,376)
Weighted average ordinary shares outstanding - diluted	14,934,796	3,610,459	14,882,893	3,350,786
Non-GAAP earnings (loss) per share - diluted	$—	$(0.25)	$(0.11)	$(0.41)

Upland Software, Inc.
Supplemental Financial Information
(Unaudited, in thousands)

	Three Months Ended September 30, 2015		Nine Months Ended September 30, 2015
	2015	2014	2015	2014
Stock-based compensation:
Cost of revenue	$18	$13	$34	$37
Sales and marketing	5	10	55	24
Research and development	69	16	189	45
General and administrative	563	211	1,712	511
Total	$655	$250	$1,990	$617

	Three Months Ended September 30, 2015		Nine Months Ended September 30, 2015
	2015	2014	2015	2014
Depreciation:
Cost of revenue	$386	$337	$1,295	$913
Operating expense	116	247	331	731
Total	$502	$584	$1,626	$1,644

Amortization:
Cost of revenue	$521	$455	$1,575	$1,363
Operating expense	1,014	820	2,876	2,457
Total	$1,535	$1,275	$4,451	$3,820